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                                                                 Exhibit 10(xiv)



                                 CO-STEEL INC.



                                ANNUAL INCENTIVE
                                      PLAN



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                                 CO-STEEL INC.
                                  ("CO-STEEL")

                        EXECUTIVE ANNUAL INCENTIVE PLAN


1.   PURPOSE OF THE PLAN

1.1 Co-Steel hereby establishes a plan to be known as the "Co-Steel Executive Annual Incentive Plan" for the purpose of rewarding executives of Co-Steel for a positive annual contribution to Co-Steel's corporate strategy and total shareholder return.

2.   DEFINITIONS

2.1  In this Plan, the following terms have the following meanings:

     "ACT" means the Income Tax Act (Canada), as amended;

     "AWARD PAYMENT" has the meaning set out in paragraph 5.3;

     "CHANGE-IN-CONTROL" means any of the following occurrences:

     (a) the acquisition by any one shareholder, or group of shareholders acting jointly or in concert, of more than 50% of the outstanding voting shares of Co-Steel;

     (b) a sale by Co-Steel of all or substantially all of its assets to an unrelated third party, or other liquidation or dissolution;

     (c) a change in the composition of the Board of Directors of Co-Steel involving at least one-half of the Board which occurs at the same time or within a 60 day period; or

     (d) a merger, consolidation, or other reorganization of Co-Steel which results in Co-Steel's shareholders owning less than 50% of the voting shares of the resulting entity;

     "COMMITTEE" means the Compensation Committee of Co-Steel's Board of Directors or such other committee as may be designated by Co-Steel's Board of Directors from time to time;

     "COMMON SHARES" means common shares of Co-Steel;

     "EFFECTIVE DATE" means December 8, 1999;

     "ELIGIBLE EXECUTIVES" means those executives of Co-Steel [AND ITS SUBSIDIARIES] designated by the Committee to participate in the Plan;




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                                      -2-

     "NOTIONAL ACCOUNT VALUE" means the number of Common Shares allocated to an Eligible Executive's notional account (whether or not vested) multiplied by the closing price of Co-Steel's Common Shares on the date of the distribution to the Eligible Executive;

     "PERFORMANCE MEASURES" means the performance measures established by the Committee from time to time as the basis for determining Award Payments;

     "PERMANENT DISABILITY" means the permanent incapacity of an Eligible Executive, as determined by a licensed medical practitioner, due to a medically determinable physical or mental impairment which prevents such individual from performing substantially all of the essential duties of his or her office or employment;

     "PLAN" means this plan which is intended to be an Employee Benefit Plan as defined in the Act and to be known as the "Co-Steel Inc. Executive Annual Incentive Plan";

     "TARGET AMOUNT" means the amount, in Canadian dollars, obtained when multiplying the Eligible Executive's base salary by the Target Award;

     "TARGET AWARD" means the percentage of an Eligible Executive's base salary determined by the Committee which will be applied to calculate the Target Amount;

     "TRUST" means the Co-Steel Inc. Executive Annual Incentive Plan Trust as embodied in the Trust Agreement entered into between Co-Steel and the Trustee;

     "TRUST AGREEMENT" means the trust agreement entered into by the Trustee and Co-Steel in connection with the administration of the Trust Fund for the purposes of the Plan as amended from time to time;

     "TRUST FUND" has the meaning set out in the Trust Agreement;

     "TRUSTEE" means Co-Steel Benefit Plans Inc. or its successor appointed under the Trust Agreement;

     "UNVESTED SHARES" means Common Shares which have been allocated to the notional account an Eligible Executive but which have not vested in such Eligible Executive pursuant to the provisions of the Plan; and

     "VESTING DATE" means the date determined pursuant in section 6.4 herein.


3.   PARTICIPATION

3.1  Participation in the Plan is limited to Eligible Executives.

3.2 Each Eligible Executive chosen to participate in the Plan will be provided with a copy of the Plan and the Trust Agreement.

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                                      -3-


4.   ADMINISTRATION OF THE PLAN

4.1 The Committee will have the power and authority to determine all Eligible Executives, determine the Performance Measures, determine the level and weighting of each Performance Measure annually and generally administer the Plan.

4.2 Any question of interpretation of the Plan will be submitted to the Committee for resolution.

4.3 The Committee or the Board of Directors of Co-Steel may by resolution make, amend or repeal at any time and from time to time such regulations as it may deem necessary or advisable for the proper administration and operation of the Plan.

4.4 The Committee and/or the Board of Directors of Co-Steel may delegate to any director or directors or any officer or officers of Co-Steel such administrative duties and powers as it may see fit with respect to the Plan.

5.   ESTABLISHMENT OF PERFORMANCE MEASURES AND PAYMENT OF BONUSES

5.1 Prior to the start of each fiscal year of Co-Steel, the Committee shall determine the Performance Measures for the forthcoming fiscal year, the weighting of each Performance Measure, the definition of each Performance Measure, and the performance levels for each Performance Measure:

     (a) below which no payments will be paid pursuant to the terms of the Plan (the "Threshold"); and

     (b) at which the Eligible Executives will be entitled to 100% of their Target Awards (the "Target Performance Goal").

5.2 Within 30 days of the determination of the Performance Measures by the Committee, Co-Steel will prepare a written notice to such Eligible Executives specifying their Target Award, the Performance Measures (including the Threshold and the Target Performance Goal) and any other terms of the Plan deemed relevant by the Committee.

5.3 A percentage of the Target Amount (referred to herein as the "Award Payment") calculated on the basis of the level of Performance Measures achieved by Co-Steel will be determined by the Committee within 30 days of the approval of the audited financial statements by the Board of Directors and will be allocated to each Eligible Executive. If Co-Steel's performance does not meet the Threshold, the Award Payments shall be nil. If Co-Steel's performance meets the Target Performance Goal, the Award Payment would be 100% of the Target Amount for each Eligible Executive. If Co-Steel's performance exceeds the Target Performance Goal, the Committee shall award Award Payments of higher than 100% of Target Amounts, provided that no Eligible Executive shall be entitled to receive more than two times the applicable Target Amount.
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                                      -4-

5.4  The allocated Award Payment will be comprised of two payments as follows:

     (a) a cash lump sum payment payable immediately to he Eligible Executive equal to a fixed percentage of the Award Payment as determined by the Committee from time to time (subject to adjustment in accordance with section 5.5); and

     (b) a cash lump sum payment payable immediately to the Trustee equal to the balance of the Award Payment (referred to as the "Deferred Share Portion"), provided that if the value of the Deferred Share Portion is less than $1,000 the Committee may elect to pay the entire Award Payment in cash.

5.5 Eligible Executives may elect, in writing, to increase the Deferred Share Portion paid to the Trustee in any year by completing the prescribed form attached hereto as Appendix "A" and submitting such form to Co-Steel prior to the determination of the amount of Award Payments by the Committee pursuant to section 5.3. In the absence of a duly completed election form filed prior to the required date, the Award Payment in any year shall be paid in the proportions initially determined by the Committee.

5.6 The Deferred Share Portion of the Award paid by Co-Steel to the Trustee shall be used to purchase Common Shares. As soon as practicable after the receipt of the payments referred to in paragraph 5.5(b) above, the Trustee will use the funds to purchase the maximum number of Common Shares on The Toronto Stock Exchange at the prevailing market price of the Common Shares at the time (after taking into account brokerage commissions).

6.   VESTING OF DEFERRED SHARE PORTION AND PAYMENT

6.1 The Trustee shall allocate the Common Shares purchased with the Deferred Share Portion to a separate notional account for each Eligible Executive.

6.2 As soon as practicable after each acquisition of Common Shares but prior to the end of the calendar year in which such Common Shares are acquired, the Trustee shall determine in respect of each Eligible Executive:

     (a) all amounts received in the year by the Trustee from Co-Steel which were contributed on behalf of such Eligible Executive pursuant to the Plan;

     (b) the number of Common Shares acquired on behalf of such Eligible Executive; and

     (c) the number of Common Shares which have vested or been received in the year by the Eligible Executive.

6.3 Prior to the end of each calendar year, the Trustee shall allocate (for the purposes of Section 32.1 of the Act) to Co-Steel the amount by which (i) all payments made in the year from the Plan to or for the benefit of each Eligible Executive employed (or formerly employed) by Co-Steel exceeds (ii) the income of the Plan for the year.

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6.4  Subject to the provisions of the Plan, the Common Shares purchased on behalf of each Eligible Executive shall vest on the third anniversary of the date the Award Payment was made to the Trust on behalf of the Eligible Executive (the "Vesting Date").

6.5 On the Vesting Date, the Trustee will sell all of the vested Common Shares held in the Trust on behalf of the Eligible Executive and distribute the proceeds of such sale to the Eligible Executive. The Eligible Executive may elect in writing in advance of the Vesting Date that the Trustee continue to hold the Common Shares on behalf of the Eligible Executive until further directed by the Eligible Executive in writing.

6.6 The Eligible Executives shall have no rights to the Common Shares held by the Trustee other than as provided in Section 7 herein.

6.7 No Eligible Executive shall be entitled to any payment in respect of the fractional Common Shares held under the Plan.

7.   DIVIDENDS AND OTHER RIGHTS

7.1 The Trustee shall distribute all cash dividends and stock dividends received by it in a year in respect of all vested and Unvested Common Shares held by it on behalf of any Eligible Executive to that Eligible Executive in the same year as such dividends are received by the Trust.

7.2 If the Trustee becomes entitled to subscribe for additional shares or other securities of Co-Steel by virtue of the Trustee being the registered holder of Common Shares, the Trustee shall forthwith irrevocably transfer such subscription rights with respect to the Common Shares then held by the Trustee on behalf of all Eligible Executives to such Eligible Executives.

7.3 Neither the Eligible Executives nor the Trustee shall be entitled to vote the Common Shares held by the Trustee.

8.   TERMINATION

8.1 If the employment of an Eligible Executive is terminated by reason of death, retirement at age 65 or older or Permanent Disability, the Eligible Executive shall cease to be an Eligible Executive and all Common Shares purchased on behalf of such person shall vest immediately. The Trustee shall sell all of the Common Shares held by the Trust on behalf of such Eligible Executive (or his estate) as soon as practical and distribute the proceeds of such sale to the Eligible Executive (or his estate) within 30 days of such sale. In addition, such Eligible Executive shall be entitled to a pro-rated portion (based on the number of days in active service during the year divided by 365) of his or her Award Payment for the year in which his or her employment is terminated in the circumstances described in this section 8.1, to be distributed in cash by the Trustee at the same time Award Payments are made to other Eligible Executives for such year.

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                                      -6-


8.2 If an Eligible Executive ceases to be employed by Co-Steel, for any reason other than death, Permanent Disability or retirement at age 65 or older (including termination without cause), all of the Common Shares held by the Trust on behalf of such Eligible Executive shall vest and be sold as soon as practical after such Eligible Executive's last day of active employment (without regard to any notice of termination owing pursuant to statute, agreement or common law). The Trustee shall distribute the proceeds of such sale to such Eligible Executive within 30 days of such sale.

9.   CHANGE IN CONTROL

9.1 Upon a Change-in-Control, all of the Common Shares held on behalf of all Eligible Executives shall vest and the Trust will distribute such Common Shares to such Eligible Executives less that number of Common Shares which must be sold to pay all applicable withholding tax and brokerage commissions (the "Net Shares"). In addition, the Trustee may in its discretion release the Net Shares to the Eligible Executives for the purposes of tendering to an offer which would result in a Change-in-Control on the condition that such Net Shares be returned to the Trust in the event such offer does not proceed.

10.  AMENDMENT OF PLAN AND TRUST

10.1 From time to time the Committee or the Board of Directors of Co-Steel may amend any provisions of the Plan and any provisions of the Trust, but no amendment of the Plan or the Trust, or any termination of the Plan, shall divest any Eligible Executive of his or her entitlements as provided herein or the vesting of any Common Shares, without the prior written consent of the Eligible Executive. No amendment of the Plan shall affect the rights and duties of the Trustee without its prior written consent.

10.2 The Committee or the Board of Directors of Co-Steel may terminate the Plan at any time.

11.  GENERAL

11.1 All distributions of cash or Common Shares to an Eligible Executive under the Plan shall be made net of all applicable withholding tax and brokerage commissions. Any purchase or sale of Common Shares which is to take place during a "blackout" period under Co-Steel's insider trading policy shall be deferred until after the expiry of such period.

11.2 The Trustee shall be entitled to rely on a certificate of a senior officer of Co-Steel as to any of the following matters:

     (a) when the employment of an Eligible Executive with Co-Steel has terminated; and

     (b) the date of death, retirement or Permanent Disability of any Eligible Executive.

11.3 The directors and officers of Co-Steel are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of the Plan.


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                                      -7-

11.4 The Plan and the Trust are established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of the Plan and the Trust shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

11.5 The Plan and the Trust shall enure to the benefit of and be binding upon Co-Steel, its successors and assigns. The interest hereunder of any Eligible Executive shall not be transferable or alienable by such individual either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but, upon such Eligible Executive's death, shall enure to the benefit of and be binding upon the personal representatives of the Eligible Executive.





DATED as of April 20, 2000.



                                       CO-STEEL INC.


                                       Per: [ILLEGIBLE SIGNATURE]
                                            -------------------------------

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                                  APPENDIX "A"

                          ILLUSTRATIVE ELECTION FORM

I, _____________________________ hereby elect to increase the proportion of Award Payments delivered as Deferred Shares under the Co-Steel Inc. Executive Annual Incentive Plan, under which I am an Eligible Executive as follows:



     -----------------------------------------------------------------------------
     FROM:                                 -->      TO:
     -----------------------------------------------------------------------------
     Cash Payment:                         -->      Cash Payment:
     -----------------------------------------------------------------------------
     Deferred Shares:                      -->      Deferred Shares:
     -----------------------------------------------------------------------------
     TOTAL AWARD                   100%             TOTAL AWARD              100%
     -----------------------------------------------------------------------------






Eligible Executive: __________________________   Approved By:    _______________________

Title:              __________________________   Title:          _______________________

Signature:          __________________________   Signature:      _______________________

Date submitted:     __________________________   Date approved:  _______________________



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                                  AMENDMENT TO
                 CO-STEEL INC. EXECUTIVE ANNUAL INCENTIVE PLAN

     WHEREAS Co-Steel Inc. ("Co-Steel") adopted an executive annual incentive plan effective December 8, 1999, as amended and restated April 20, 2000 (the "Plan");

     AND WHEREAS the board of directors of Co-Steel authorized an amendment to the Plan as hereinafter described;

     NOW THEREFORE the Plan is hereby amended as follows:

1. (a) Capitalized terms used in this amendment and not defined herein shall have the meanings set forth in the Plan.

    (b)  The two following defined terms shall be added to the Plan:

         "SHARE LOAN PLAN" means the Co-Steel Key Employee Share Loan Plan effective December 8, 1999, as amended and restated January 31, 2001 and March 19, 2001.

         "TRANSACTION" means the acquisition by Co-Steel of the North American operations of Gerdau S.A. in exchange for Co-Steel common shares representing approximately 74% of the outstanding Co-Steel common shares after giving effect thereto, all as more particularly described in the Co-Steel Management Information Circular dated August 26, 2002.

2. Section 5.3 of the Plan shall be amended by adding the following sentence to the end of the paragraph:

         The amount of the Award Payment shall be reduced by the aggregate amount of any life insurance premiums which Co-Steel has paid on behalf of the Eligible Executive (not previously taken into account to reduce any prior Award Payment) pursuant to the Share Loan Plan.

3. Provided that the Transaction is completed, Section 8.2 of the Plan shall be deleted in its entirety and replaced with the following:

         If an Eligible Executive ceases to be employed by Co-Steel for any reason other than death, Permanent Disability or retirement at age 65 or older, all of the Common Shares held by the Trust on behalf of such Eligible Executive shall be transferred to such Eligible Executive (less that number of Common Shares which must be sold to pay all applicable withholding tax and brokerage commissions) as soon as practical after such Eligible Executive's last day of active employment (without regard to any notice of termination owing pursuant to statute, agreement or common law).

         In addition, if an Eligible Executive was employed by Co-Steel on the date of completion of the Transaction but ceases to be employed by Co-Steel by December 31, 2002 for any reason other than death, Permanent Disability or

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                                     - 2 -

         retirement at age 65 or older, such Eligible Executive shall be entitled to a cash lump sum payment equal to the pro-rated portion (based on the number of days in active service during the year divided by 365) of what his or her Award Payment for the 2002 year would have been if the Eligible Executive's employment had not ceased prior to the end of the year, less any applicable withholding tax. Co-Steel shall distribute such payment to such Eligible Executive at the same time Award Payments are made to other Eligible Executives for the 2002 year, but in no event later than March 31, 2003.

DATED the 19th day of September, 2002.


                                             CO-STEEL INC.


                                             Per: /s/ Lionel Schipper
                                                 -------------------------
                                                 Lionel Schipper,
                                                 Chairman of the Human Resource
                                                 Committee